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                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Eastern Environmental Services, Inc.'s current report on Form 8-K dated September 22, 1998 of our report dated March 3, 1997, with respect to the combined financial statements of Donno Company, Inc. and affiliates included in Eastern Environmental Services, Inc.'s Current Report on Form 8-K/A dated July 10, 1997 (amending the Company's Form 8-K dated January 31, 1997), both filed with the Securities and Exchange Commission.

                           /s/ Paternostro, Callahan & DeFreitas, LLP
                           ------------------------------------------
                               PATERNOSTRO, CALLAHAN & DEFREITAS, LLP

Mineola, New York
September 21, 1998